Exhibit 99.1

FOR IMMEDIATE RELEASE

SENSEONICS HOLDINGS, INC. REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

GERMANTOWN, MD, November 3, 2016 —Senseonics Holdings, Inc. (NYSE-MKT: SENS), a medical technology company focused on the development and commercialization of Eversense®, a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today reported financial results for the third quarter and nine months ended September 30, 2016.

RECENT HIGHLIGHTS & ACCOMPLISHMENTS:

•	Completed Eversense® U.S. pivotal trial and released top-line results
•	Eversense® PMA submitted to FDA in October
•	German launch initiated late September

"We continued to make progress on both the clinical and regulatory front as well as in our commercial roll-out in Europe.” said Tim Goodnow, President and Chief Executive Officer of Senseonics. “The submission of our PMA to the FDA represented a major milestone for the company as we move closer to bringing the Eversense system to people with diabetes in the United States.”

Dr. Mark Christiansen, lead clinician in the PRECISE II trial, will present “PRECISE II Pivotal Trail: 90-Day Subcutaneously Implanted Glucose Sensor” at 8:25 a.m. EST on November 10, 2016. Senseonics intends to contemporaneously file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission on November 10, 2016 containing a copy of Dr. Christensen’s presentation. An archived copy of this presentation will be made available on Senseonics’ website.

THIRD QUARTER 2016 RESULTS:

Net loss was $10.9 million, or $0.12 per share, in the third quarter of 2016, compared to $8.6 million, or $4.39 per share, in the third quarter of 2015. Third quarter 2016 net loss per share was based on 93.4 million weighted-average shares outstanding, compared to 1.9 million weighted-average shares outstanding in the third quarter of 2015.

Third quarter 2016 sales and marketing expenses increased $0.3 million year-over year to $0.7 million, compared to $0.4 million for the third quarter of 2015. The increase in sales and marketing expenses was primarily related to investments in additional headcount in support of the commercial launch of Eversense in Europe.  On a sequential quarter comparison, third quarter 2016 sales and marketing expense increased $0.1 million compared to the second quarter of 2016.

Third quarter 2016 research and development expenses increased $2.2 million year-over-year, to $6.9 million, compared to $4.7 million for the third quarter of 2015. The increase in research and development expense was primarily driven by product development expenses for future versions of Eversense and clinical trial costs related to the conduct of Senseonics’ U.S. pivotal trial. On a sequential quarter comparison, third quarter 2016 research and development expenses decreased $0.7 million, or 9%, compared to the second quarter of 2016. The primary driver behind this decrease is the completion of the U.S. pivotal trial.

Third quarter 2016 general and administrative expenses decreased $0.5 million, year-over-year, to $2.8 million, compared to $3.3 million for the third quarter of 2015. The decrease in general and administration expenses was driven primarily by a reduction in legal expenses.  On a sequential quarter comparison, third quarter 2016 general and administrative expenses decreased $0.5 million, or 16%, compared to the second quarter of 2016. The primary drivers of this decrease were a $0.3 million decrease in non-cash stock-based compensation expense and a $0.2 decrease in legal expense.

As of September 30, 2016, cash, cash equivalents, and marketable securities were $25.7 million and outstanding indebtedness was $14.6 million, compared to cash and cash equivalents of $3.9 million and outstanding indebtedness of $9.9 million, as of December 31, 2015.

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 4:30 pm (Eastern Time) today, November 3, 2016, to discuss these financial results. This conference call can be accessed live by telephone or through Senseonics’ website.

(877)344-7529	http://www.senseonics.com and select the “Investor Relations” section
Live Teleconference Information: Dial in number: (877)883-0383, PW 1720785 International dial in: (412)902-6506	Live Webcast Information: Visit http://www.senseonics.com and select the “Investor Relations” section

A replay of the call can be accessed on Senseonics’ website http://www.senseonics.com under “Investor Relations.”

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ first generation continuous glucose monitoring (CGM) system, Eversense®, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels. For more information on Senseonics, please visit www.senseonics.com.

SAFE HARBOR STATEMENT

Certain statements contained in this press release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements.” These forward-looking statements reflect Senseonics’ current views about its plans, intentions, expectations, strategies and prospects, including statements concerning the commercial launch of Eversense, future regulatory filings and future product enhancements.  These statements are based on the information currently available to Senseonics and on assumptions Senseonics has made. Although Senseonics believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, Senseonics can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond Senseonics’ control. Other risks and uncertainties are more fully described in the section entitled “Risk Factors” in Senseonics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 19, 2016, the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2016  and its other SEC filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause Senseonics’ expectations and beliefs to change. Unless otherwise required by applicable securities laws, Senseonics does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

INVESTOR CONTACT R. Don Elsey Chief Financial Officer 301.556.1602 don.elsey@senseonics.com

FINANCIAL STATEMENTS TO FOLLOW:

Senseonics Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,496	$3,939
Marketable securities	9,176	—
Prepaid expenses and other current assets	593	1,025
Inventory	329	—
Total current assets	26,594	4,964

Deposits and other assets	644	217
Property and equipment, net	776	311
Total assets	$28,014	$5,492

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,348	$1,252
Accrued expenses and other current liabilities	3,578	3,694
Note payable, current portion	1,667	2,389
Total current liabilities	10,593	7,335

Note payable, net of discount	12,983	7,499
Accrued interest	127	327
Other liabilities	86	28
Total liabilities	23,789	15,189

Commitments and contingencies (Note 6)

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value per share; 5,000,000 and 0 shares authorized, no shares issued and outstanding as of September 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value per share; 250,000,000 shares authorized, 93,390,172 and 75,760,061 shares issued and outstanding as of September 30, 2016 and December 31, 2015	93	76
Additional paid-in capital	198,889	151,019
Accumulated deficit	(194,757)	(160,792)
Total stockholders’ equity (deficit)	4,225	(9,697)
Total liabilities and stockholders’ equity (deficit)	$28,014	$5,492

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$37	$—	$56	$38
Cost of sales	114	—	148	—
Gross profit	(77)	—	(92)	38

Expenses:
Sales and marketing expenses	733	351	2,001	941
Research and development expenses	6,883	4,682	20,838	13,542
General and administrative expenses	2,819	3,282	10,060	6,178

Operating loss	(10,512)	(8,315)	(32,991)	(20,623)
Other income (expense), net:
Interest income	35	2	69	5
Interest expense	(502)	(266)	(1,045)	(834)
Other income (expense)	92	(6)	3	(11)

Net loss	(10,887)	(8,585)	(33,964)	(21,463)
Other comprehensive income (loss)	—	—	—	—
Total comprehensive loss	$(10,887)	$(8,585)	$(33,964)	$(21,463)

Basic and diluted net loss per common share	$(0.12)	$(4.39)	$(0.39)	$(11.07)
Basic and diluted weighted-average shares outstanding	93,386,139	1,955,222	87,838,031	1,939,588